Exhibit K-6
      Market Share for Electric Companies in Illinois and Bordering States
                 (Companies Listed in Order of Customers Served)
--------------------------------------------------------------------------------

                              [Vertical Bar Chart]

X-axis (bottom of chart):

         Unicom Corp.
         American Electric Power Co., Inc.
         Ameren Corp.
         Northern States Power Co.
         Cinergy Corp.
         Wisconsin Energy Corp.
         Alliant Energy Corp.
         MidAmerican Energy Holdings Co.
         Illinova Corp.
         KU Energy Corp.
         Kansas City Power & Light Co.
         IPALCO Enterprises, Inc.
         NIPSCO Industries, Inc.
         WPS Resources Corp.
         UtiliCorp United, Inc.
         LG&E Energy Corp.
         Cilcorp, Inc.
         Empire District Electric Co.
         Everyone else

Y-axis (left side of chart): Market Share Percentages (listed in increments of 5 percent between and including 0 and 25 percent)

[Bar Chart lists market shares for electric companies in Illinois and Bordering States in terms of assets, revenues and number of customers. The companies are listed in the order of customers served as provided below. Assets, revenues and customers are represented by green, violet and red bars, respectively.]


           Market Share for Electric Companies in Illinois and Bordering States
                               Companies Sorted by Revenue

Holding Company                                Revenue      Rank   Share of  Cumulative Share
                                           (millions of $)          Total
-------------------------------------------------------------------------------------------
Unicom Corp.                                         7,176   1         19.7%         19.7%
American Electric Power Co., Inc.                    6,979   2         19.2%         38.9%
Cinergy Corp.                                        4,059   3         11.2%         50.0%
Ameren Corp.                                         2,889   4          7.9%         58.0%
Northern States Power Co.                            2,483   5          6.8%         64.8%
Alliant Energy Corp.                                 1,524   6          4.2%         69.0%
Illinova Corp.                                       1,420   7          3.9%         72.9%
Wisconsin Energy Corp.                               1,412   8          3.9%         76.8%
MidAmerican Energy Holdings Co.                      1,126   9          3.1%         79.9%
NIPSCO Industries, Inc.                              1,017   10         2.8%         82.7%
Kansas City Power & Light Co.                          896   11         2.5%         85.1%
IPALCO Enterprises, Inc.                               738   12         2.0%         87.1%
KU Energy Corp.                                        716   13         2.0%         89.1%
LG&E Energy Corp.                                      615   14         1.7%         90.8%
UtiliCorp United, Inc.                                 557   15         1.5%         92.3%
Minnesota Power, Inc.                                  491   16         1.3%         93.7%
WPS Resources Corp.                                    479   17         1.3%         95.0%
Ohio Valley Electric Corp.                             450   18         1.2%         96.2%

Cilcorp, Inc.                                          338   19         0.9%         97.2%

SIGCORP, Inc.                                          273   20         0.7%         97.9%
Electric Energy, Inc.                                  232   21         0.6%         98.5%
Empire District Electric Co.                           214   22         0.6%         99.1%
Madison Gas & Electric Co.                             163   23         0.4%         99.6%
St. Joseph Light & Power Co.                            87   24         0.2%         99.8%
Consolidated Water Power Co.                            37   25         0.1%         99.9%
Northwestern Wisconsin Electric Co.                     10   26         0.0%        100.0%
Mount Carmel Public Utility Co.                          9   27         0.0%        100.0%
Wisconsin River Power Co.                                5   28         0.0%        100.0%
North Central Power Co., Inc.                            2   29         0.0%        100.0%
Pioneer Power & Light Co.                                2   30         0.0%        100.0%

Total                                               36,401

           Market Share for Electric Companies in Illinois and Bordering States
                                Companies Sorted by Assets

Holding Company                                Assets       Rank   Share of  Cumulative Share
                                           (millions of $)          Total
-------------------------------------------------------------------------------------------
Unicom Corp.                                        26,322   1         23.0%         23.0%
American Electric Power Co., Inc.                   17,993   2         15.7%         38.7%
Ameren Corp.                                        10,446   3          9.1%         47.8%
Cinergy Corp.                                        8,951   4          7.8%         55.7%
Northern States Power Co.                            6,866   5          6.0%         61.7%
Illinova Corp.                                       6,465   6          5.6%         67.3%
Wisconsin Energy Corp.                               4,969   7          4.3%         71.6%
Alliant Energy Corp.                                 4,682   8          4.1%         75.7%
NIPSCO Industries, Inc.                              3,911   9          3.4%         79.1%
MidAmerican Energy Holdings Co.                      3,876   10         3.4%         82.5%
Kansas City Power & Light Co.                        3,497   11         3.1%         85.6%
IPALCO Enterprises, Inc.                             2,695   12         2.4%         87.9%
KU Energy Corp.                                      2,553   13         2.2%         90.2%
LG&E Energy Corp.                                    2,242   14         2.0%         92.1%
WPS Resources Corp.                                  1,409   15         1.2%         93.4%
UtiliCorp United, Inc.                               1,403   16         1.2%         94.6%
Minnesota Power, Inc.                                1,231   17         1.1%         95.7%

Cilcorp, Inc.                                        1,187   18         1.0%         96.7%

SIGCORP, Inc.                                        1,050   19         0.9%         97.6%
Empire District Electric Co.                           791   20         0.7%         98.3%
Ohio Valley Electric Corp.                             686   21         0.6%         98.9%
Madison Gas & Electric Co.                             487   22         0.4%         99.3%
Electric Energy, Inc.                                  348   23         0.3%         99.6%
St. Joseph Light & Power Co.                           305   24         0.3%         99.9%
Consolidated Water Power Co.                            37   25         0.0%         99.9%
Northwestern Wisconsin Electric Co.                     28   26         0.0%        100.0%
Wisconsin River Power Co.                               26   27         0.0%        100.0%
Mount Carmel Public Utility Co.                         18   28         0.0%        100.0%
North Central Power Co., Inc.                            7   29         0.0%        100.0%
Pioneer Power & Light Co.                                3   30         0.0%        100.0%

Total                                              114,483

          Market Share for Electric Companies in Illinois and Bordering States
                        Companies Sorted by Number of Customers

Holding Company                              Customers     Rank  Share of  Cumulative Share
                                            (thousands)            Total
-----------------------------------------------------------------------------------------
Unicom Corp.                                        3,420   1        19.6%         19.6%
American Electric Power Co., Inc.                   2,958   2        17.0%         36.6%
Ameren Corp.                                        1,495   3         8.6%         45.1%
Northern States Power Co.                           1,474   4         8.4%         53.6%
Cinergy Corp.                                       1,401   5         8.0%         61.6%
Wisconsin Energy Corp.                                973   6         5.6%         67.2%
Alliant Energy Corp.                                  892   7         5.1%         72.3%
MidAmerican Energy Holdings Co.                       644   8         3.7%         76.0%
Illinova Corp.                                        559   9         3.2%         79.2%
KU Energy Corp.                                       464   10        2.7%         81.9%
Kansas City Power & Light Co.                         443   11        2.5%         84.4%
IPALCO Enterprises, Inc.                              417   12        2.4%         86.8%
NIPSCO Industries, Inc.                               414   13        2.4%         89.2%
WPS Resources Corp.                                   371   14        2.1%         91.3%
UtiliCorp United, Inc.                                366   15        2.1%         93.4%
LG&E Energy Corp.                                     355   16        2.0%         95.4%

Cilcorp, Inc.                                         194   17        1.1%         96.5%

Empire District Electric Co.                          141   18        0.8%         97.3%
Minnesota Power, Inc.                                 137   19        0.8%         98.1%
SIGCORP, Inc.                                         122   20        0.7%         98.8%
Madison Gas & Electric Co.                            122   21        0.7%         99.5%
St. Joseph Light & Power Co.                           61   22        0.4%         99.9%
Northwestern Wisconsin Electric Co.                    11   23        0.1%         99.9%
Mount Carmel Public Utility Co.                         6   24        0.0%        100.0%
North Central Power Co., Inc.                           4   25        0.0%        100.0%
Pioneer Power & Light Co.                               2   26        0.0%        100.0%
Consolidated Water Power Co.                            1   27        0.0%        100.0%
Ohio Valley Electric Corp.                              0   28        0.0%        100.0%
Electric Energy, Inc.                                   0   29        0.0%        100.0%
Wisconsin River Power Co.                               0   30        0.0%        100.0%

Total                                              17,446